Exhibit 3.5

CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES
FOR SERIES A CONVERTIBLE PREFERRED STOCK
OF
ALPINE 4 AUTOMOTIVE TECHNOLOGIES LTD.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Alpine 4 Automotive Technologies Ltd., a Delaware corporation (the "Company"), does hereby certify:

FIRST: That pursuant to authority expressly vested in it by the Certificate of Incorporation of the Company, the Board of Directors of the Company has adopted the following unanimous consent resolutions establishing a new series of Preferred Stock of the Company, consisting of 500,000 shares designated “Series A Convertible Preferred Stock,” with such powers, designations, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, as are set forth in the resolutions, and in the form of Certificate of Designation set forth in Appendix A hereto:

RESOLVED, that in the judgment of the Board of Directors of the Company, it is deemed advisable and in the best interests of the Company, and pursuant to the authority granted to the Board of Directors in the Company’s Certificate of Incorporation, to amend the Company's Certificate of Incorporation to authorize and provide for the issuance of a preferred class of stock of the Company, including the creation and designation of a new series of preferred stock to be known as Series A Convertible Preferred Stock, par value $.0001 per share (the "Series A Stock"), which Series A Stock may be issued in the discretion of the Management of the Company.

FURTHER RESOLVED, that the directors hereby create and establish a new series of preferred stock designated “Series A Convertible Preferred Stock,” which series shall have the relative rights and preferences set forth in that certain Certificate of Designation of Rights and Preferences for Series A Convertible Preferred Stock (the “Certificate of Designation”) attached hereto as Appendix A and by this reference incorporated herein.

FURTHER RESOLVED, that upon filing of the Amendment and the Certificate of Designation with the Secretary of State of Delaware, the officers of the Company are hereby authorized and directed to issue shares of the Series A Stock.

FURTHER RESOLVED, that the forms of Amendment and Certificate of Designation be, and the same hereby are, adopted and approved in all respects, and that each of the executive officers of the Company be, and they hereby are, authorized and directed to execute and deliver said documents in substantially the forms attached hereto, with such changes therein as such officers shall, upon advice of counsel, approve, which approval shall be conclusively evidenced by such officers' execution thereof. . . . .

FURTHER RESOLVED, that the Chairman, the President, any Vice- President, and the Secretary of the Company be, and they hereby are, and each of them hereby is, authorized and directed: (i)  to execute, deliver and file, on behalf of the  Company, the Amendment and the Certificate of  Designation; (ii) upon filing of the Amendment and the Certificate of  Designation with the Secretary of State of Delaware,  to issue stock certificates representing shares of  Series A Stock; (iii) to execute, deliver and file any and all additional  certificates, documents or other papers, and to do  any and all things which they may deem necessary or  appropriate in order to authorize the new class of  Preferred Stock, to authorize and issue the new  Series A Preferred Stock of such class, as  originally contemplated in the Debenture, and to  implement and carry out all matters herein  authorized pursuant to the intent and purpose of the  foregoing resolutions.

FURTHER RESOLVED, that the actions of the officers and directors of the Company heretofore taken in connection with the authorization of the new class of Preferred Stock be, and that same hereby are, ratified and approved in all respects.

SECOND: That said resolutions of the directors of the Company were duly adopted in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned hereby affirms, under penalties of perjury, that the foregoing instrument is the act and deed of the Company and that the facts stated therein are true.

Dated this 16th day of December, 2014.

ALPINE 4 AUTOMOTIVE TECHNOLOGIES LTD.

By: /s/ Kent B. Wilson
Name: Kent B. Wilson
Title: Chief Executive Officer

Appendix A

SERIES A CONVERTIBLE PREFERRED STOCK TERMS

1.           Designation, Amount and Par Value.  The series of preferred stock shall be designated as the Series A Convertible Preferred Stock (the “Preferred Stock”), and the number of shares so designated and authorized shall be Five Hundred Thousand (500,000).  Each share of Preferred Stock shall have a par value of $0.0001 per share and a stated value of $1.00 per share (the “Stated Value”).

2.           Dividends.

(a)	The Preferred Stock will not accrue dividends.

3.           Voting Rights; Protective Provisions.  Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights.  However, so long as any shares of Preferred Stock are outstanding, the Company shall not without the affirmative vote of each of the holders of the Preferred Stock then outstanding, (i) alter or change adversely the powers, preferences or rights given to the preferred stock, (ii) alter or amend this Certificate of Designation, (iii) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders of the Preferred Stock, (iv) increase the authorized or designated number of shares of Preferred Stock, or (v) enter into any agreement with respect to the foregoing.

4.           Conversion.

(a)           Conversion Only Upon Non-redemption by Company.  Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 5(a)(ii) hereof) at the Conversion Price (as defined in Section 4(c) below) only upon the Company’s determination, in its sole discretion, to not exercise its redemption rights with respect to the Preferred Stock set forth in Section 5 below.

(i)           Conversion Procedures.  Upon receipt by a Holder of a notice of non-redemption from the Company with respect to any tranche of shares of Preferred Stock, the Holder shall effect conversions by surrendering to the Company the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with a completed form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”).  Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted, the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Conversion Notice by facsimile (the “Conversion Date”) and the Conversion Price (which shall be $1.00 per share of Preferred Stock).

(b)        Company’s Obligations upon Conversion.  Not later than three (3) Trading Days after a Conversion Date, the Company will deliver to the holder (i) a certificate or certificates representing the number of shares of restricted Common Stock being issued upon the conversion of shares of Preferred Stock, and (ii) one or more certificates representing the number of shares of Preferred Stock not converted.  Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the shares of restricted Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock together with a related Conversion Notice are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

(c)        Conversion Price.

(i)           The conversion price for each share of Preferred Stock (the “Conversion Price”) on any Conversion Date shall be equal to the Stated Value of the Preferred Stock.

(ii)           All calculations under this Section 4 shall be made to the nearest whole share of Common Stock.

(d)           Company’s Covenants.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual or contingent purchase rights of persons other than the holders of Preferred Stock, not less than 100% of such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

(e)           Cancellation.  Shares of Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.

(f)         Notices.  Any and all notices or other communications or deliveries to be provided by the holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the President of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Exchange Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each holder of Preferred Stock at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (Phoenix, Arizona time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (Phoenix, Arizona time) on any date and earlier than 11:59 p.m. (Phoenix, Arizona time) on such date, (iii) four days after deposit in the United States mails, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.  For purposes of Section 5(c)(i), if a Conversion Notice is delivered by facsimile prior to 5:00 p.m. (Phoenix, Arizona time) on any date, then the day prior to such date shall be the last Trading Day calculated to determine the Conversion Price applicable to such Conversion Notice, and the date of such delivery shall commence the counting of days for purposes of Section 5(b).

5.           Redemption by Company.

(a)        Right of Redemption.

(i)           The Company shall have the right, exercisable at its option, to redeem the shares of the Preferred Stock at a price equal to the Redemption Price (defined below) as follows:

(A)           One half of the shares of Preferred Stock shall be redeemable by the Company on the twelve-month anniversary of the date of issuance of the shares of Preferred Stock; and
(B)           One half of the shares of Preferred Stock shall be redeemable by the Company on the eighteen-month anniversary of the date of issuance of the shares of Preferred Stock.

(ii)           The “Redemption Price” shall be equal to the Stated Value of such shares of Preferred Stock.

(iii)           Any redemptions pursuant to this Section 5(a) shall be effected by the delivery of a notice to each holder of Preferred Stock to be redeemed, which notice shall indicate the number of shares of Preferred Stock of each holder to be redeemed and the date that such redemption is to be effected, which shall be the applicable anniversary of the date of issuance of the shares of Preferred Stock (the “Redemption Date”).  All redeemed shares of Preferred Stock shall cease to be outstanding and shall have the status of authorized but unissued preferred stock.  The Redemption Price under this Section shall be paid in cash within five business days of the Redemption Date.

(iv)           If any portion of the Redemption Price under this section is not paid by the Company on or prior to that date which is five business days of the Redemption Date, that redemption shall be declared null and void, and the issuer will lose its redemption right with respect to those shares of Preferred Stock, but the right to redeem the remaining shares of Preferred Stock shall not be affected.

(b)           Waiver of Right of Redemption; Notice to Holders.  In the event that the Company determines to not exercise its right to redeem any tranche of shares of Preferred Stock, it shall provide written notice to such Holder of Preferred Stock of its determine to not redeem such shares of Preferred Stock, not later than the date on which such redemption may be effected by the Company.  A waiver of any right to redeem by the Company shall not affect any subsequent redemption rights of the Company.

6.           Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Delaware are authorized or required by law or other government action to close.

“Common Stock” means the common stock, $.0001 par value per share, of the Company, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Issuance Date” means the earliest date on which the Purchasers receive shares of the Preferred Stock, regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Underlying Shares” means the number of shares of Common Stock into which the Shares are convertible in accordance with the terms hereof and the Securities Purchase Agreement and shares of Common Stock issuable on account of dividends on or with respect to the Preferred Stock.

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the registered holder
to convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock of Alpine 4 Automotive Technologies Ltd. indicated below, into shares of restricted Common Stock, par value $.0001 per share (the “Common Stock”), of Alpine 4 Automotive Technologies Ltd. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
Date to effect conversion

Number of shares of Preferred Stock to be converted

Number of shares of Common Stock to be issued

$1.00
Applicable conversion price

Name of Holder

Address of Holder

Authorized Signature